EXHIBIT 99.1

ELECTRONIC SENSOR TECHNOLOGY APPOINTS PHIL YEE AS THE NEW CFO AND SECRETARY OF THE CORPORATION
Thursday October 19, 9:30 am ET

NEWBURY PARK, Calif.--(BUSINESS WIRE)-- Electronic Sensor Technology (EST) (OTCBB:ESNR - News), has just announced that the Board of Directors in the meeting held on October 16, 2006, has appointed Phil Yee as the new Chief Financial Officer and Secretary/Treasurer of the corporation effective November 1, 2006 upon its current CFO Francis H. Chang's retirement.

Mr. Yee has been the Controller and Assistant Secretary/Treasurer of the company since April 1, 2006 when he first joined the company. Mr. Yee has over 30 years of diverse accounting and finance experiences with both publicly-held and privately-held companies including Price Waterhouse Coopers, Allied Signal Corporations, Mattel, Inc. etc. Phil is a certified public accountant and earned his BA and MBA from the University of Michigan. Additionally, he completed post-graduate studies in accounting at the University of Detroit.

Mr. Francis H. Chang, a co-founder of the company, will continue to serve on the board of directors after his retirement.

About Electronic Sensor Technology:

Founded in 1995, Electronic Sensor Technology has developed and patented a chemical vapor analysis process. We believe that the Company's product line is positioned to eliminate key vulnerabilities in the homeland security market, specifically in military applications, maritime port and border security applications.

SEC Filings and Forward-Looking Statements

This press release includes forward-looking statements, including the Company's expectations regarding its ability to develop and access capital markets and its ability to achieve expected results in the chemical detection and analysis industry. The forward-looking statements are identified through use of the words "potential," "anticipate," "expect," "planned" and other words of similar meaning. These forward-looking statements may be affected by the risks and uncertainties inherent in the chemical detection and analysis industry and in the Company's business. The Company cautions readers that certain important factors may have affected and could in the future affect the Company's beliefs and expectations, and could cause the actual results to differ materially from those expressed in any forward-looking statement made by or on behalf of the Company. For a discussion of these factors, please refer to our recent filings with the Securities and Exchange Commission, including our most recent report on Form 10-KSB. The Company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date hereof.

Contact:
Electronic Sensor Technology
Frank Zuhde, 805-480-1994, X135
or
Aurelius Consulting Group, Inc.
Jon Cunningham, 407-644-4256, ext. 107

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Source: Electronic Sensor Technology